                                                             Exhibit Ex-99.11(A)

                                [FORM OF OPINION]


                                December __, 2000


Nationwide Mutual Funds
1200 River Road
Conshohocken, Pennsylvania 19428

    Subject: Nationwide Mutual Funds (the "Trust") - Registration Statement on Form N-14, filed under the Securities Act of 1933, as amended (the "Registration Statement")

Ladies and Gentlemen:

         In connection with the filing of the Registration Statement, it is our opinion that, upon the effectiveness of the Registration Statement, the indefinite number of units of beneficial interest, without par value, of the Nationwide Intermediate U.S. Government Bond Fund, one investment portfolio of the Trust, when issued as described in the Registration Statement and for the consideration described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                  Very truly yours,